UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 10, 2006
RANGE RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9592	34-1312571
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification No.)

777 Main Street, Suite 800
Ft. Worth, Texas	76102
(Address of principal	(Zip Code)
executive offices)
Registrant’s telephone number, including area code: (817) 870-2601
(Former name or former address, if changed since last report): Not applicable
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.
Merger Agreement
     On May 11, 2006, Range Resources Corporation (“Range”) and Stroud Energy, Inc. (“Stroud”) announced that they had entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated May 10, 2006, by and among Range, Range Acquisition Texas, Inc., a newly formed wholly-owned subsidiary of Range (“Merger Sub”), and Stroud (“Stroud”), whereby Merger Sub will merge with and into Stroud, with Stroud surviving the merger as a wholly-owned subsidiary of Range (the “Merger”).
     Under the Merger Agreement, each share of Stroud common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares for which the holder thereof has perfected appraisal rights under Delaware law) will be converted into and exchanged for the right to receive from Range, subject to valid elections by Stroud stockholders and subject to the allocation and adjustment provisions of the Merger Agreement:
•	a fractional share of Range common stock (the “Stock Consideration”) equal to:
o	.909 shares of Range common stock, if the average closing price of a share of Range common stock on the New York Stock Exchange for the fifteen consecutive trading days ending at the close of trading on the fifth trading day before the closing of the Merger (the “average closing price”) is less than $22.00;

o	between .909 and .815 shares of Range common stock, if the average closing price of a share of Range common stock is equal to or greater than $22.00 and less than or equal to $24.53;

o	.815 shares of Range common stock, if the average closing price of a share of Range common stock is equal to or greater than $24.54 and less than or equal to $30.67;

o	between .815 and .753 shares of Range common stock, if the average closing price of a share of Range common stock is equal to or greater than $30.68 and less than or equal to $33.21; or

o	.753 shares of Range common stock, if the average closing price of a share of Range common stock is greater than $33.21; or
•	an amount in cash equal to the applicable Stock Consideration multiplied by the average closing price of a share of Range common stock (the “Cash Consideration”); or

•	a fraction of a share of Range common stock equal to 50% of the applicable Stock Consideration and an amount in cash equal to 50% of the Cash Consideration (the “Mixed Consideration”).
Only holders of Stroud common stock that Range has determined are eligible under applicable securities laws to receive shares of Range common stock as merger consideration may elect to receive the Stock Consideration or Mixed Consideration.
          Stroud, on the one hand, and Range and Merger Sub on the other, have made customary representations, warranties, covenants and agreements in the Merger Agreement.
          Stroud has agreed that its board of directors will recommend that its stockholders approve the Merger Agreement and the Merger and, with certain exceptions, not to directly or indirectly solicit, encourage or facilitate proposals relating to alternative business combination transactions. However, the board of directors of Stroud may, subject to payment of the termination fee described below, change its recommendation in favor of the Merger in certain circumstances, including upon a good faith determination by the board of directors of Stroud, after consultation with and receipt of advice from its outside legal counsel, that such change in recommendation is required to comply with its fiduciary duties under applicable law.

          The Merger Agreement is subject to termination by either Range or Stroud for various reasons, including but not limited to: the mutual written consent of Range and Stroud; the failure of the Stroud stockholders to approve the Merger (provided that Stroud cannot terminate for this reason if Stroud’s failure to fulfill any covenant or agreement under the Merger Agreement caused such failure); or if the Merger shall have not been consummated by August 1, 2006. Range may terminate the Merger Agreement if, among other reasons, Stroud’s board of directors changes its recommendation that the Stroud stockholders approve the Merger Agreement and the Merger or if a material adverse effect occurs with respect to Stroud. Stroud may terminate the Merger Agreement if, among other reasons, a material adverse effect occurs with respect to Range or Stroud accepts a proposal for an alternative business combination transaction that, after consultation with and the receipt of advice from its legal counsel and financial advisor, the board of directors of Stroud has determined is superior, from a financial point of view, to Stroud’s stockholders and Range elects not to adjust its offer to be as favorable to Stroud’s stockholders from a financial point of view as the alternative proposal. Upon a termination of the Merger Agreement pursuant to certain sections of the Merger Agreement, including if Stroud’s board of directors changes its recommendation that the Stroud stockholders approve the Merger or elects to accept a superior proposal, Stroud shall be obligated to pay a termination fee to Range in an amount up to 3% of the aggregate merger consideration.
          At the effective time of the Merger, all options to purchase shares of Stroud common stock outstanding at the effective time of the Merger, whether vested or unvested, shall be assumed by Range and converted into options to purchase shares of Range common stock at an exchange ratio calculated in the same manner as the Stock Consideration.
          Consummation of the Merger is subject to various closing conditions, including, among others, the requisite approval by Stroud’s stockholders and the effectiveness of a Non-Competition Agreement with Patrick J. Noyes, the President and Chief Executive Officer of Stroud, entered into by Range and Mr. Noyes in connection with the Merger Agreement, which restricts his ability to participate in the oil and gas industry in Denton, Wise, Parker, Tarrant, Johnson, Ellis and Hood Counties, Texas, for a period of one year following the effective time of the Merger, as well as other customary closing conditions. In addition, Stroud entered into an amendment to its shareholder rights agreement in order to facilitate the proposed Merger.
Registration Rights Agreement
          In connection with the Merger Agreement, Range entered into a Registration Rights Agreement with Stroud, to take effect upon the effective time of the Merger, for benefit of the Stroud stockholders receiving Range common stock in connection with the Merger. Pursuant to this agreement, Range has agreed to file, on or prior to the second business day following the effective time of the Merger, an automatically effective resale shelf registration statement to register resales of the shares of Range common stock issued in the Merger and to maintain the effectiveness of such registration statement for a maximum of one year after the effective time. Range also has agreed to file post-effective amendments or prospectus supplements to the registration statement to name all eligible holders under the Registration Rights Agreement as selling stockholders therein and include in the registration statement all registrable securities issued to or known to be issuable to such holder. Range, however, is not obligated to file a post-effective amendment or prospectus supplement solely for the purpose of adding holders of registrable securities more often than once each calendar week during the first four calendar weeks following the effective time of the Merger and thereafter no more than once in each calendar month.
          Range may suspend the use of any resale shelf registration statement for up to 45 days in any 90-day period, or 90 days in any 12-month period, upon the occurrence of an event or upon discussions relating to, or the consummation of, a transaction that Range determines in good faith would (i) require additional disclosure of material information by Range in the shelf registration statement, (ii) as to which Range has a bona fide business purpose for preserving confidentiality or (iii) that renders Range unable to comply with Securities and Exchange Commission requirements.
Stockholder Voting Agreements
          In connection with the Merger Agreement and as a condition to Range entering into the Merger Agreement, Range has entered into stock voting agreements with each of Patrick J. Noyes, Stephen M. Clark, G. Christopher Veeder, David B. Miller, Christopher A. Wright, Samuel J. Atkins, Dan M. Krausse, Philip S. Smith, Gregory D.

Frazier, Chris Hammack and Gregory P. Smith. As of the execution of the Merger Agreement, these Stroud stockholders beneficially owned an aggregate of 2,287,280 shares of Stroud common stock, collectively representing 14.1% of the Stroud common shares outstanding on that date.
          Under the stock voting agreements, each of the stockholders has agreed, among other things, to vote his shares of Stroud common stock in favor of the approval of the Merger Agreement and the Merger, and all actions in furtherance thereof, and against any other action that is intended or could reasonably be expected to impede, interfere with, delay, postpone or adversely affect in any material respect the Merger and the other transactions contemplated by the Merger Agreement. The stock voting agreements expire upon the earlier of the termination of the Merger Agreement or the effective time of the Merger.
Item 8.01 Other Events.
          On May 11, 2006, Range issued a press release announcing the execution of the Merger Agreement, a copy of which is filed as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated May 11, 2006.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RANGE RESOURCES CORPORATION
By:	/s/ Rodney L. Waller
Rodney L. Waller
Senior Vice President

Date: May 15, 2006

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press Release, dated May 11, 2006.